UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2007

INTEGRATED MANAGEMENT INFORMATION, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-133634	43-1802805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

221 Wilcox, Suite A, Castle Rock, Colorado 80104
(Address of principal executive offices)(Zip Code)

303-895-3002
(Registrant's telephone number, including area code)

N/A
(Former name and former address, if changed since last report)

Item 8.01 Other Events

On September 14, 2007, the Company received the proceeds of a $300,000 unsecured debt financing note. The note is to one investor, has a four year term and requires interest payments quarterly of 9% with a balloon payment at the end of the term. The proceeds of the note will be used for general working capital purposes.

Item 9.01 Financial Statements & Exhibits

(d)	Exhibits
4.1	Promissory Note dated September 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC.

Date: September 17, 2007	By:	/s/ John Saunders
John Saunders
President